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                                  AMENDMENT #1

                                       TO

                         POUGHKEEPSIE SAVINGS BANK, FSB

                      (NOW BANK OF THE HUDSON) NON-EMPLOYEE

                           DIRECTORS' RETIREMENT PLAN

Pursuant to Section 3.07 of the Poughkeepsie Savings Bank, FSB (now Bank of the Hudson) Non-Employee Directors' Retirement Plan ("Plan"), the Plan is amended as follows, effective December 19, 1997:

ARTICLE 3 - Section 3.07 is amended by the addition of the following new paragraph, immediately following the existing paragraph:

     The Plan is terminated on January 31, 1998. Upon the Plan's termination, an immediate lump sum amount equal to the present value of a participant's benefit under the Plan shall be payable as soon as administratively possible, to each Participant and the surviving spouse of each deceased Participant. The lump sum amount hereunder shall be determined based upon a 7.25% interest rate assumption and the 1983 Group Annuity Mortality Table.


December 19, 1997